       Contact:

Allison Wey

Vice President, Investor Relations and Corporate Affairs

Par Pharmaceutical Companies, Inc.

(201) 802-4000

PAR PHARMACEUTICAL COMPANIES REPORTS

FIRST QUARTER 2012 RESULTS

Reports Q1 2012 Adjusted Cash EPS of $0.80; GAAP Loss of $0.79 per Share

Woodcliff Lake, N.J., May 8, 2012– Par Pharmaceutical Companies, Inc. (NYSE:PRX) today reported results for the first quarter ended March 31, 2012.

For the first quarter ended March 31, 2012, the Company reported total revenues of $271.5 million and a loss from continuing operations of $28.7 million, or $0.79 per diluted share, which includes a $45 million charge related to the Company’s best estimate of loss related to the potential settlement of the on-going Department of Justice investigation of Strativa’s marketing of Megace® ES. On an adjusted cash basis (non-GAAP measure), which excludes the $45 million charge, a milestone payment, amortization expenses, other transaction-related costs and the impairment of an IPR&D asset, income from continuing operations was $29.8 million, or $0.80 per diluted share for the first quarter 2012.  (Refer to attached reconciliation table between GAAP and adjusted non-GAAP amounts.)

First Quarter Highlights

Key Product Sales (Net sales comparisons at the product level are to fourth quarter 2011.)

•

Metoprolol:  For the quarter ended March 31, 2012, net sales of metoprolol succinate were $61.8 million compared to $56.4 million in the fourth quarter 2011.  The increase was driven by customer buying patterns.  Par Pharmaceutical, the Company’s generic drug division, is the authorized generic for all strengths of AstraZeneca’s Toprol XL®.

•

Budesonide EC:  Net sales for budesonide EC in the first quarter 2012 were $38.0 million compared to $33.1 million in the fourth quarter 2011.  The increase was driven by customer buying patterns.  Par Pharmaceutical is the authorized generic for AstraZeneca’s Entocort® EC.

•

Propafenone Hydrochloride ER: Net sales for propafenone hydrochloride ER in the first quarter were $19.1 million compared to $16.4 million in the fourth quarter 2011.  Par Pharmaceutical remained the exclusive supplier of generic Rythmol SR® throughout the first quarter.

•

Sumatriptan: Net sales of sumatriptan succinate were $16.7 million in the first quarter compared to $15.3 million in the prior quarter.  The increase was driven by customer buying patterns in advance of our expected second half 2012 exit from this product.

•

Bupropion Hydrochloride ER: Net sales of bupropion were $11.4 million in the first quarter 2012.  Par recorded $6.1 million of net sales in the last six weeks of the fourth quarter following the closing of its acquisition of Anchen Pharmaceuticals.

•

Zolpidem Tartrate: Net sales of zolpidem tartrate of $6.9 million in the first quarter 2012.  Par recorded $5.3 million of net sales in the last six weeks of the fourth quarter following the completion of the Anchen acquisition.

•

Fentanyl Citrate Lozenges: Net sales for fentanyl for the first quarter were $2.0 million compared to $2.6 million in the fourth quarter.  The decrease is due to customer buying patterns.

•

Other Generic Products:  For the first quarter 2012, net sales from all other generic products were $95.3 million. This compares to fourth quarter 2011 net sales of $91.8 million.  The increase is due to product mix and a full quarter of Anchen products.

•

Megace® ES:  Net sales were $12.2 million for the first quarter compared to $15.8 million in the fourth quarter.  The decrease was due to customer buying patterns.

•

Nascobal® B12 Nasal Spray:  Net sales were $5.9 million for the first quarter compared to $6.6 million in the fourth quarter 2011.  The decrease was due to lower prescription volume.

Revenues and adjusted gross margin for the first quarter 2012 were $271.5 million and $110.7 million, respectively, compared to $253.6 million in net sales and $103.8 million in adjusted gross margin during the prior quarter (Q4 2011). The adjusted gross margin rate on the Company’s consolidated product portfolio remained essentally flat at 40.8% versus 40.9% in the fourth quarter 2011.  (Par is now presenting non-GAAP gross margin on an adjusted basis. See detailed reconciliation table at the end of this press release.)

	1Q 2012		4Q 2011
	$	%	$	%
Key Par (Generic) Products (1)	$ 46.4	29.8%	$ 35.4	26.2%

All Other (Generic)	47.8	50.1%	46.4	50.5%

Total Par Generics	$ 94.2	37.5%	$ 81.8	36.0%

Strativa (Branded) Products(2)	$ 16.5	81.5%	$ 22.0	82.4%

Total (All Products)	$ 110.7	40.8%	$ 103.8	40.9%

(1) Q1 2012 Key Par Products include metoprolol, sumatriptan, budesonide, propafenone, bupropion, zolpidem, fentanyl lozenges. (2) Strativa products consist primarily of Megace ES and Nascobal.

Operating Expenses

On a GAAP basis, total operating expenses increased during the first quarter of 2012 as compared to the prior quarter as follows:

•

Research and development expenses were $29.9 million in the first quarter 2012 compared to $18.1 million in the fourth quarter 2011.  The increase was due primarily to a one-time upfront development payment, as well as a full quarter of Anchen research and development expenses and a partial quarter of Edict Pharmaceuticals research and development expenses following Par’s acquisition of Edict.

•

Selling, general and administrative expenses for the first quarter 2012 decreased to $42.2 million compared to $44.5 million in the fourth quarter of 2011.  The decrease reflects significantly lower transaction-related costs tempered by a full quarter of Anchen expenses.

Cash and cash equivalents and marketable securities aggregate balance as of March 31, 2012 was $186.5 million, which included a payment of $25.0 million in conjunction with the Edict acquisition and a one-time upfront development payment.

Product and Pipeline Update

In February 2012, Par Pharmaceutical, Inc. completed its acquisition of privately-held Edict Pharmaceuticals Private Limited, an India-based developer and manufacturer of generic pharmaceuticals.  Edict has been renamed Par Formulations Private Limited.

In April 2012, Par Pharmaceutical, Inc. announced that it had entered into an exclusive acquisition and license agreement with Handa Pharmaceuticals LLC to acquire Handa’s ANDA for dexlansoprazole capsules, the generic version of Takeda’s Dexilant®.  Under the terms of the agreement, Par has the exclusive rights to market, sell and distribute dexlansoprazole capsules in the U.S. under the ANDA, subject to final FDA approval.  Par will receive a percentage of profits from the sales of the product.  Handa believes it is the first to file an ANDA containing a paragraph IV certification for the 60 mg strength of the product, which would potentially provide 180 days of marketing exclusivity.  According to IMS Health data, annual sales in the U.S. for the 60 mg strength of Dexilant are approximately $517 million.

Par Pharmaceutical, along with third-party partners, currently has approximately 71 ANDAs pending with the FDA, 21 of which it believes to be first-to-file opportunities.

Conference Call

Par Pharmaceutical Companies, Inc. will host a conference call and live webcast on Tuesday, May 8, 2012 at 9:00 AM EDT to review results for the first quarter 2012.

Access to the live webcast can be made via the Company's website at www.parpharm.com.

                                                                       Dial-in Information

Domestic:

800-510-0146

International:

617-614-3449

Passcode:

72245227

A replay of the conference call will be available for two weeks approximately one hour after the call.

                                                                       Replay Information

Domestic:

888-286-8010

International:

617-801-6888

Passcode:

42736584

Non-GAAP Measures

Par Pharmaceutical Companies, Inc. (“the Company”) believes it prepared its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) and pursuant to accounting requirements of the Securities and Exchange Commission.  In an effort to provide investors with additional information regarding the Company’s results and to provide a meaningful period-over-period comparison of the Company’s financial performance, the Company sometimes uses non-GAAP financial measures as defined by the Securities and Exchange Commission.  The differences between the U.S. GAAP and non-GAAP financial measures are reconciled in attached schedules.  In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating the Company’s underlying business performance.  Management uses the non-GAAP financial measures to evaluate the Company’s financial performance against internal budgets and targets.  In addition, management internally reviews the Company’s results excluding the impact of certain items, as it believes that these non-GAAP financial measures are useful for evaluating the Company’s core operating results and facilitating comparison across reporting periods.  Importantly, the Company believes non-GAAP financial measures should be considered in addition to, and not in lieu of, U.S. GAAP financial measures.  The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About Par Pharmaceutical Companies, Inc.

Par Pharmaceutical Companies, Inc. is a US-based specialty pharmaceutical company.  Through its wholly-owned subsidiary’s two operating divisions, Par Pharmaceutical and Strativa Pharmaceuticals, it develops, acquires, manufactures and markets higher-barrier-to-entry generic drugs and niche, innovative proprietary pharmaceuticals. For press release and other company information, visit www.parpharm.com.

Safe Harbor Statement

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and, as such, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company, which could cause actual results and outcomes to differ materially from those expressed herein.  Risk factors that might affect such forward-looking statements include those set forth in Item 1A of the Company’s most recent Annual Report on Form 10-K, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions.  Any forward-looking statements included in this news release are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

# # #

PAR PHARMACEUTICAL COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share and Per Share Data)

(Unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$156,876	$162,516
Available for sale marketable debt securities	29,630	25,709
Accounts receivable, net	135,200	125,940
Inventories	92,796	106,250
Prepaid expenses and other current assets	26,208	20,475
Deferred income tax assets	50,445	55,966
Income taxes receivable	31,146	27,049
Total current assets	522,301	523,905

Property, plant and equipment, net	102,039	97,790
Intangible assets, net	302,317	311,669
Goodwill	313,337	283,432
Other assets	14,286	14,657
Total assets	$1,254,280	$1,231,453

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$26,250	$21,875
Accounts payable	31,536	33,000
Payables due to distribution agreement partners	73,203	69,359
Accrued salaries and employee benefits	13,270	16,174
Accrued government pricing liabilities	27,989	39,614
Accrued legal fees	6,645	4,150
Accrued legal settlements	82,800	37,800
Payable to former Anchen securityholders	20,598	20,620
Accrued expenses and other current liabilities	18,806	9,604
Total current liabilities	301,097	252,196

Long-term liabilities	23,481	19,952
Non-current deferred tax liabilities	26,939	25,974
Long-term debt, less current portion	315,000	323,750
Commitments and contingencies	-	-

Stockholders' equity:
Common stock, par value $0.01 per share, authorized 90,000,000 shares; issued
39,919,972 and 39,677,291 shares	399	397
Additional paid-in capital	398,085	389,166
Retained earnings	274,261	302,984
Accumulated other comprehensive income	48	13
Treasury stock, at cost 3,247,206 and 3,201,858 shares	(85,030)	(82,979)
Total stockholders' equity	587,763	609,581
Total liabilities and stockholders’ equity	$1,254,280	$1,231,453

PAR PHARMACEUTICAL COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three months ended
	March 31,	March 31,
	2012	2011

Revenues:
Net product sales	$264,123	$220,789
Other product related revenues	7,349	12,163
Total revenues	271,472	232,952
Cost of goods sold, excluding amortization expense	164,804	120,539
Amortization expense	8,822	2,761
Total cost of goods sold	173,626	123,300
Gross margin	97,846	109,652
Operating expenses:
Research and development	29,900	10,710
Selling, general and administrative	42,159	46,945
Intangible assets impairment	2,000	-
Settlements and loss contingencies, net	45,000	190,560
Total operating expenses	119,059	248,215
Operating loss	(21,213)	(138,563)
Interest income	136	423
Interest expense	(3,094)	(150)
Loss from continuing operations before provision (benefit) for income taxes	(24,171)	(138,290)
Provision (benefit) for income taxes	4,525	(29,446)
Loss from continuing operations	(28,696)	(108,844)
Discontinued operations:
Provision for income taxes	27	127
Loss from discontinued operations	(27)	(127)
Net loss	($28,723)	($108,971)

Basic loss per share of common stock:
Loss from continuing operations	($0.79)	($3.07)
Loss from discontinued operations	(0.00)	(0.00)
Net loss	($0.79)	($3.07)

Diluted loss per share of common stock:
Loss from continuing operations	($0.79)	($3.07)
Loss from discontinued operations	(0.00)	(0.00)
Net loss	($0.79)	($3.07)

Weighted average number of common shares outstanding:
Basic	36,305	35,500
Diluted	36,305	35,500

Reconciliation Between Reported (GAAP); Adjusted Income (Loss) from Continuing Operations and “Cash EPS”

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended
	March 31, 2012
	GAAP 10-Q P&L CONSOLIDATED	ADJUSTMENTS		NON-GAAP
Revenues:
Net product sales	$264,123			$264,123
Other product related revenues	7,349			7,349
Total revenues	271,472			271,472
Cost of goods sold, excluding amortization expense	164,804	(4,048)	a	160,756
Amortization expense	8,822	(8,822)	b	-
Total cost of goods sold	173,626	(12,870)		160,756
Gross margin	97,846	12,870		110,716
Gross margin %	36%			41%

Operating expenses:
Research and development	29,900	(10,000)	c	19,900
Selling, general and administrative	42,159	(2,302)	d	39,857
Intangible assets impairment	2,000	(2,000)	e	-
Settlements and loss contingencies, net	45,000	(45,000)	f	-
Total operating expenses	119,059	(59,302)		59,757
Operating (loss) income	(21,213)	72,172		50,959
Interest income	136			136
Interest expense	(3,094)			(3,094)
(Loss) income from continuing operations before provision for income taxes	(24,171)	72,172		48,001
Provision for income taxes	4,525	13,697	g	18,222
(Loss) income from continuing operations	(28,696)	58,475		29,779
Discontinued operations:
Provision (benefit) for income taxes	27	(27)		-
(Loss) income from discontinued operations	(27)	27		-
Net (loss) income	($28,723)	$58,502		$29,779

Basic earnings per share of common stock:
(Loss) income from continuing operations	($0.79)			$0.82
(Loss) income from discontinued operations	(0.00)			0.00
Net (loss) income	($0.79)			$0.82

Diluted earnings per share of common stock:
(Loss) income from continuing operations	($0.79)			$0.80
(Loss) income from discontinued operations	(0.00)			0.00
Net (loss) income	($0.79)			$0.80

Weighted average number of common shares outstanding:
Basic	36,305			36,305
Diluted	36,305			37,051

a - Amortization of inventory step up established with Anchen purchase accounting ($4,048)
b - Amortization expense ($8,822)
c - Upfront and development milestone payments
d - Transaction costs on Anchen ($772)/Edict ($676), amortization expense for Megace ($380), and Anchen-related severance costs ($474)
e - Impairment of Anchen IPR&D intangible assets
f - Contingent loss
g - Estimated tax on adjustments ($13,697)